Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to
18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Ares Sports, Media and Entertainment Opportunities LP (the “Fund”) for the quarter ended June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mark Affolter, as Chief Executive Officer of the Fund, and Scott C. Lem, as Chief Financial Officer and Treasurer of the Fund, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: August 14, 2026

/s/ MARK AFFOLTER
Mark Affolter Chief Executive Officer (principal executive officer)

Date: August 14, 2026

/s/ SCOTT C. LEM
Scott C. Lem Chief Financial Officer and Treasurer (principal financial officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ares Sports, Media and Entertainment Opportunities LP and will be retained by Ares Sports, Media and Entertainment Opportunities LP and furnished to the Securities and Exchange Commission or its staff upon request.